                                                               Exhibit 99.(d)(7)

                          AMENDED ADVISORY FEE SCHEDULE

The Advisory Fee Schedule in paragraph 4 of the Advisory Agreement is amended effective January 29, 2005 as follows:

                              ADVISORY FEE SCHEDULE

                                                              MONTHLY
                  FUND                                        FEE RATE
                  ----                                        --------
ICON Asia-Pacific Region Fund                                 1/12 of 1.00%
ICON Consumer Discretionary Fund                              1/12 of 1.00%
ICON Core Equity Fund - Class I Shares                        1/12 of 0.75%
ICON Core Equity Fund - Class C Shares                        1/12 of 0.75%
ICON Core Equity Fund - Class Z Shares                        1/12 of 0.75%
ICON Energy Fund                                              1/12 of 1.00%
ICON Europe Fund                                              1/12 of 1.00%
ICON Financial Fund                                           1/12 of 1.00%
ICON Healthcare Fund                                          1/12 of 1.00%
ICON Industrials Fund                                         1/12 of 1.00%
ICON Information Technology Fund                              1/12 of 1.00%
ICON International Equity Fund - Class I Shares               1/12 of 1.00%
ICON International Equity Fund - Class C Shares               1/12 of 1.00%
ICON International Equity Fund - Class Z Shares               1/12 of 1.00%
ICON Leisure and Consumer Staples Fund                        1/12 of 1.00%
ICON Materials Fund                                           1/12 of 1.00%
ICON Telecommunication & Utilities Fund                       1/12 of 1.00%
ICON Western Hemisphere Fund                                  1/12 of 1.00%

/s/ Andra C. Ozols, VP and Secretary     Andra C. Ozols, EVP and General Counsel
ICON Funds                               ICON Advisers, Inc.